EXHIBIT 10.19

GE MONOGRAM LICENSE AGREEMENT

     This GE Monogram License Agreement (this “Agreement”), dated and effective as of September 27, 2002 (the “Effective Date”), is made and entered into by and between Monogram Licensing, Inc., a Connecticut corporation (“LICENSOR”), and GXS Corporation, a Delaware corporation (“LICENSEE”), a wholly owned subsidiary of GXS Holdings, Inc., f/k/a RMS Electronic Commerce Systems, Inc., a Delaware corporation (“Holdings”).

     A.     Whereas, the General Electric Company, a New York Corporation (“GE”), owns the LICENSED MARKS (as hereinafter defined) and has registrations thereof in certain countries throughout the world for various goods and services;

     B.     Whereas, pursuant to the Recapitalization Agreement dated June 21, 2002 (the “Recapitalization Agreement”) among GE, GE Investments, Inc., a Nevada corporation (“GEII,” and together with GE, the “GE Parties”), and Global Acquisition Company, a Delaware Corporation (“Acquiror”), the Acquiror has agreed, on the terms and subject to the conditions set forth in the Recapitalization Agreement, to purchase from GEII on the Closing Date (as defined in the Recapitalization Agreement) certain shares of Holdings.

     C.     Whereas, as a condition to closing the transactions contemplated under the Recapitalization Agreement, the parties hereto have agreed to enter into this Agreement;

     D.     Whereas LICENSOR, an affiliate of GE, has the right to license the LICENSED MARKS and is willing to permit the use of the LICENSED MARKS by LICENSEE and PERMITTED SUBLICENSEES (as hereinafter defined) under the terms and conditions hereinafter set forth.

     NOW THEREFORE, the parties agree as follows:

ARTICLE I
DEFINITIONS

The following terms as used in this Agreement shall have the meaning set forth in this Article I:

     A.     The term “LICENSED MARKS” shall mean and be limited to the GE monogram trademark shown in Exhibit A attached hereto.

     B.     The term “PRODUCTS” and “SERVICES” shall mean, respectively, and be limited to, the products sold and services rendered by LICENSEE and PERMITTED

SUBLICENSEES in the conduct of their businesses as conducted as of the Effective Date, as such businesses are described in the Recapitalization Agreement.

     C.     The term “STANDARDS OF QUALITY” shall mean and be limited to:

     1)     standards of design, material and workmanship and other standards heretofore observed by LICENSOR and its affiliates in their manufacture and sale of products and its performance of services identical or similar to those to which this Agreement relates, and

     2)     additional standards, if any, which LICENSOR or GE may otherwise specify or approve in writing from time to time; such additional standards shall supersede the standards referred to in Paragraph C(1) immediately above to the extent of any conflict therewith.

     D.     The term “LICENSED TERRITORY” shall mean worldwide.

     E.     The term “PERMITTED SUBLICENSEES” shall mean LICENSEE’S subsidiaries identified in Exhibit B attached hereto, who execute the terms of acknowledgement, a copy of which is set forth in Exhibit C attached hereto.

ARTICLE II
LICENSE GRANT

     A.     LICENSOR hereby grants to LICENSEE and the PERMITTED SUBLICENSEES, a non-exclusive, non-transferable, royalty-free limited license to use the LICENSED MARKS in the LICENSED TERRITORY: (i) only in connection with PRODUCTS manufactured, distributed, sold or otherwise commercialized, and SERVICES performed, by LICENSEE and PERMITTED SUBLICENSEES in strict accordance with the STANDARDS OF QUALITY, and (ii) in the same manner and form as the LICENSED MARKS are used by the LICENSEE and PERMITTED SUBLICENSEES as of the Effective Date.

     B.     Any rights not granted to LICENSEE and the PERMITTED SUBLICENSEES in this Agreement are specifically reserved by and for the LICENSOR or GE. LICENSEE and all PERMITTED SUBLICENSEES hereby accept this grant of license, subject to the terms and conditions set forth in this Agreement.

ARTICLE III
EXAMINATION OF PRODUCTS

     A.     LICENSEE shall, and shall cause the PERMITTED SUBLICENSEES to, use the LICENSED MARKS only in connection with PRODUCTS manufactured, distributed, sold or otherwise commercialized, and SERVICES performed, by LICENSEE (and/or the PERMITTED SUBLICENSEES) in strict accordance with all of the STANDARDS OF QUALITY for such PRODUCTS and SERVICES. LICENSOR shall have the right to supervise and control the use of the LICENSED MARKS by LICENSEE and the PERMITTED SUBLICENSEES with respect to the nature and quality of the PRODUCTS manufactured, distributed, sold or otherwise commercialized, and SERVICES performed, by LICENSEE and PERMITTED

SUBLICENSEES for the purpose of protecting and maintaining the goodwill associated with the LICENSED MARKS and the reputation of LICENSOR or GE.

     B.     PRODUCTS and SERVICES, and the methods and processes for manufacturing PRODUCTS used, by LICENSEE and the PERMITTED SUBLICENSEES, shall meet all specifications and standards in the STANDARDS OF QUALITY and shall comply with all federal, state and local laws and regulations and all applicable industry and safety standards. LICENSEE shall, and shall cause the PERMITTED SUBLICENSEES to, maintain a documented quality plan and testing and inspection data for PRODUCTS and SERVICES reasonably acceptable to LICENSOR. LICENSEE and the PERMITTED SUBLICENSEES shall submit such plan and data to LICENSOR upon its request. If LICENSOR determines that any such quality plan or data, in its sole reasonable judgment, is not sufficient to insure that PRODUCTS and SERVICES will meet the STANDARDS OF QUALITY, LICENSOR shall notify LICENSEE of such insufficiency and the reasons therefor. If LICENSEE fails to implement, or to cause the PERMITTED SUBLICENSEES to implement, a quality plan acceptable to LICENSOR within forty-five (45) days of such notice, then LICENSOR shall have the right to terminate this Agreement at any time upon notice to LICENSEE.

     C.     For the purpose of protecting and maintaining the goodwill associated with the LICENSED MARKS and the reputation of LICENSOR or GE, LICENSOR or its authorized representative shall have the right at any reasonable time or times during regular business hours on reasonable notice to visit the plants and facilities of LICENSEE and the PERMITTED SUBLICENSEES where PRODUCTS are manufactured, assembled, packaged, marketed, promoted, sold or serviced and SERVICES are rendered. LICENSOR may conduct an inspection and examination of such plants and facilities, PRODUCTS, the design of PRODUCTS, and the processes and methods for designing and manufacturing PRODUCTS, and the SERVICES rendered. LICENSEE agrees to furnish LICENSOR, from time to time as reasonably requested by LICENSOR, representative samples of all PRODUCTS to which the LICENSED MARKS are affixed and representative samples showing all other uses of the LICENSED MARKS by LICENSEE and the PERMITTED SUBLICENSEES. Upon LICENSOR’S reasonable request, LICENSEE shall permit, and shall cause the PERMITTED SUBLICENSEES to permit, LICENSOR to promptly examine and audit documents, books and records pertaining to the design, manufacture, assembly, packaging, marketing, promoting, sale, servicing, quality, performance and other characteristics of PRODUCTS and SERVICES as LICENSOR may reasonably require to verify that PRODUCTS sold and SERVICES rendered by LICENSEE and the PERMITTED SUBLICENSEES meet the STANDARDS OF QUALITY and that LICENSEE’S and the PERMITTED SUBLICENSEES use of the LICENSED MARK is in full compliance with LICENSEE’S obligations under this Agreement. If, at any time, PRODUCTS sold under the LICENSED MARKS or the design, manufacture, assembly, packaging, marketing, promotion, sale, servicing, quality or performance of PRODUCTS, and SERVICES rendered, fail, in the sole opinion of LICENSOR, to conform to the STANDARDS OF QUALITY or any other requirement of this Agreement, and LICENSOR notifies LICENSEE of such failure, LICENSEE shall take and/or shall cause the PERMITTED SUBLICENSEES to take all necessary steps to bring PRODUCTS and SERVICES into conformance with STANDARDS OF QUALITY and other requirements of this Agreement. If LICENSEE fails to cure such defects within 15 days of notice of nonconformity, then LICENSEE and the

PERMITTED SUBLICENSEES shall promptly cease manufacturing, marketing, promotion and sale of non-conforming PRODUCTS and rendering SERVICES under the LICENSED MARKS. Rights granted to LICENSOR under this paragraph to inspect, examine, request samples, audit, to bring PRODUCTS into conformance, and to cause LICENSEE to cease activities, with respect to PRODUCTS shall extend to SERVICES of LICENSEE and the PERMITTED SUBLICENSEES.

ARTICLE IV
USE OF LICENSED MARKS

     A.     Under the license granted in Article II, LICENSEE and the PERMITTED SUBLICENSEES are authorized to use the LICENSED MARKS only in connection with PRODUCTS and SERVICES, including use in packaging, labeling, general publicity, advertising, instruction books and other literature relating to PRODUCTS and SERVICES.

     B.     LICENSEE shall comply and shall cause the PERMITTED LICENSEES to comply with rules and practices set forth from time to time by LICENSOR with respect to the appearance and manner of use of the LICENSED MARKS including such rules and practices set forth in GE’s manual entitled GE Identity Program Manual. In using the LICENSED MARKS, LICENSEE shall indicate and shall cause the PERMITTED LICENSEES to indicate that the LICENSED MARKS are registered trademarks of GE. Any form of use of the LICENSED MARKS not specifically provided for by such rules shall be adopted by LICENSEE only upon prior approval in writing by LICENSOR.

     C.     LICENSEE shall comply and shall cause the PERMITTED SUBLICENSEES to comply with all applicable laws and regulations, including those pertaining to the proper use and designation of trademarks in the LICENSED TERRITORY and pertaining to the manufacture, distribution, promotion and sale of PRODUCTS and the offering, rendering and promotion of SERVICES in the LICENSED TERRITORY.

     D.     LICENSEE shall immediately cease, and shall cause the PERMITTED LICENSEES to immediately cease use of the LICENSED MARKS upon notice from LICENSOR under circumstances where, in the sole opinion of LICENSOR, such use of the LICENSED MARKS might result in an adverse claim against either LICENSOR, GE, LICENSEE, and/or the PERMITTED SUBLICENSEES by a third party. LICENSEE agrees to comply fully and to cause the PERMITTED SUBLICENSEES to comply fully with all guidelines adopted from time to time by LICENSOR or GE for the purpose of distinguishing its trademarks and preventing confusion of itself with any other entity.

     E.     If, in the sole discretion of LICENSOR, it is required or advisable for the purpose of making this Agreement enforceable, or for the purpose of maintaining, enhancing, or protecting LICENSOR’s or GE’s rights in the LICENSED MARKS, to record this Agreement or to enter LICENSEE (and/or the PERMITTED SUBLICENSEE) as a registered or authorized user of the LICENSED MARKS, LICENSOR will attend (at LICENSEE’s expense) to such recording or entry. LICENSEE will execute and deliver, or cause the PERMITTED

SUBLICENSEE to execute and deliver, to LICENSOR such additional instruments or documentation as LICENSOR may reasonably request, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this Agreement, for recordation or registration in specified countries in the event that this Agreement shall be deemed to be unsuitable for recordation or entry in such countries. The terms and conditions of this Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between the parties throughout the world and shall govern and control any controversy that should arise with respect to each party’s rights and obligations hereunder; provided, however, that if specific terms and conditions of any such substitute or short-form agreement differ from the comparable terms and conditions of this Agreement and enforcement of the comparable terms and conditions of this Agreement pursuant to this provision either would be improper under the laws of the applicable country or would adversely affect LICENSOR or GE’s rights in and to the LICENSED MARKS in such country, then the specific terms and conditions of the substitute or short-form agreement shall be controlling in such country.

     F.     LICENSEE shall supply, or shall cause the PERMITTED SUBLICENSEES to supply, LICENSOR with such information concerning sales and the like of PRODUCTS and SERVICES as LICENSOR may reasonably request to aid LICENSOR in the acquisition, maintenance, and renewal of registrations of the LICENSED MARKS, to record this Agreement, to enter LICENSEE and/or the PERMITTED SUBLICENSEES as a registered or authorized user of the LICENSED MARKS, or for any purpose reasonably related to LICENSOR’S maintenance and protection of the LICENSED MARKS. LICENSEE shall fully cooperate, and shall cause all the PERMITTED SUBLICENSEES to fully cooperate, with LICENSOR in the execution, filing, and prosecution of any trademark or copyright applications relating to LICENSED MARKS that LICENSOR may desire to file and for that purpose LICENSEE shall supply, or shall cause the PERMITTED SUBLICENSEES to supply, to LICENSOR such samples, containers, labels and other similar materials as may be required by LICENSOR.

ARTICLE V
OWNERSHIP AND VALIDITY OF LICENSED MARKS

     A.     LICENSEE admits the validity, and GE’s ownership, of the LICENSED MARKS and agrees that any and all rights that might be acquired by the use of the LICENSED MARKS by LICENSEE and/or the PERMITTED SUBLICENSEES shall inure to the sole benefit of GE. If LICENSEE and/or the PERMITTED SUBLICENSEES obtain rights in the LICENSED MARKS, LICENSEE shall transfer, or shall cause the PERMITTED SUBLICENSEES to transfer, those rights to LICENSOR or GE upon request by the LICENSOR. LICENSEE admits and agrees that, as between the parties, LICENSEE and the PERMITTED SUBLICENSEES have been extended only a mere permissive right to use LICENSED MARKS as provided in this Agreement which is not coupled with any ownership interest.

     B.     LICENSEE further agrees not to use or register, nor permit the PERMITTED SUBLICENSEES to use or register, in any country any trademarks or internet domain names resembling or confusingly similar to, or consisting in whole or in part of, the LICENSED

MARKS, without the express written consent of LICENSOR. Whenever the attention of LICENSEE is called by LICENSOR to any such confusion or risk of confusion, LICENSEE agrees to take appropriate steps, and/or cause its PERMITTED SUBLICENSEES, to take appropriate steps to immediately remedy or avoid such confusion or risk of confusion

     C.     LICENSEE shall give, and shall cause the PERMITTED SUBLICENSEES to give, LICENSOR notice of any known or presumed infringements of the LICENSED MARKS, and LICENSEE shall render, and shall cause the PERMITTED SUBLICENSEES to render, LICENSOR full cooperation for the protection of the LICENSED MARKS. LICENSOR shall retain all rights to bring all actions and proceedings in connection with infringement or misuse of the LICENSED MARKS at its sole discretion. If LICENSOR decides to enforce the LICENSED MARKS against an infringer, all costs incurred and recoveries made shall be for the account of LICENSOR.

     D.     LICENSEE will not, directly or indirectly, or through the PERMITTED SUBLICENSEES, at any time during the term of this Agreement (as defined in Paragraph A of Article VI.), and any time thereafter, do or cause to be done any act or thing disputing, attacking, impairing, diluting, or in any way tending to impair or dilute LICENSOR or GE’s right, title or interest in or to the LICENSED MARKS or the validity of the license granted herein.

     E.     LICENSEE has no right, and shall not represent that it has the right to bind or obligate LICENSOR in any way, and shall cause the PERMITTED SUBLICENSEES to not represent that they have the right to bind or obligate LICENSOR in anyway.

ARTICLE VI
TERMINATION

     A.     Unless terminated pursuant to any provision of this Article VI., this Agreement shall have a term of two (2) year from the Effective Date.

     B.     This Agreement shall terminate as to a particular country with notice on a date established by either LICENSOR or LICENSEE if a controlling substitute or short-form agreement is required in such country pursuant to Paragraph IV.E. hereof and such controlling replacement agreement contains provisions unacceptable to the party giving notice hereunder.

     C.     In the event LICENSEE does not or the PERMITTED SUBLICENSEE do not comply with any provisions of this Agreement and LICENSOR elects to give LICENSEE, written notice of such non-compliance, LICENSEE shall have twenty (20) days from the receipt of such notice to remedy the breach, or cause the PERMITTED SUBLICENSEES to remedy the breach. If the breach is not remedied within said twenty (20) days, LICENSOR shall have the right to terminate this Agreement at any time thereafter by giving LICENSEE notice of such termination.

     D.     The following provisions of this Agreement shall survive any termination or expiration of this Agreement: Paragraph V.A., Paragraph V.B., and Paragraphs VII A., C., D., E., and F.

ARTICLE VII
MISCELLANEOUS PROVISIONS

     A.     LICENSEE shall fully indemnify and hold harmless and LICENSOR and GE against any and all claims, losses, damages, expenses or liability asserted against or suffered by LICENSOR and GE and arising out of or relating to this Agreement or the manufacture, sale, offering for sale, promotion or other disposition of PRODUCTS, or performance, rendering, offering to perform or render, or the promotion of SERVICES, by LICENSEE under the LICENSED MARKS, whether or not such PRODUCTS or SERVICES conform to the required STANDARDS OF QUALITY and whether or not LICENSOR has specifically approved the manufacture or sale of PRODUCTS or performance of SERVICES.

     B.     This Agreement or any rights hereunder may not be assigned or otherwise transferred or extended by LICENSEE to any party, including, without limitation, subsidiaries and affiliates of LICENSEE without the prior written consent of LICENSOR, and any attempted assignment, transfer or extension without such consent shall be null and void. LICENSOR, in its sole discretion, may assign this Agreement, and any of its rights under this Agreement, and may delegate any of its duties under this Agreement to any affiliate of LICENSOR, including, without limitation, GE, at any time.

     C.     Any notices or requests with reference to this Agreement shall be in writing and shall be directed by one party to the other at its respective address as follows:

     LICENSOR:

Monogram Licensing, Inc.
c/o General Electric Company
Attention: Ronald E. Myrick
3135 Easton Turnpike
Fairfield, CT 06431

     with a copy to:

Shearman & Sterling
599 Lexington Avenue
New York, New York 10022
Attention: John A. Marzulli, Jr.
Facsimile: (212) 848-7179

     LICENSEE:

[Global Acquisition Company]
c/o Francisco Partners, L.P.
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025

Attention: Gerald R. Morgan
Facsimile: (650) 233-2999

     with a copy to:

Jones, Day, Reavis & Pogue
2882 Sand Hill Road, Suite 240
Menlo Park, CA 94025
Attention: S.M. McAvoy
Facsimile: (650) 739-3900

     and

GXS Corporation
100 Edison Park Drive
Gaithersburg, MD 20878
Attention: Vice President & General Counsel
Facsimile: (301) 340-4251

Any party may change its address to which notices or requests shall be directed by notice to the other party, but until such change of address has been received, any notices or requests sent to the above addresses shall be effective upon transmittal and shall be considered as having been received.

     D.     This instrument contains the entire agreement between the parties hereto regarding the use of the LICENSED MARKS, and this Agreement supersedes and cancels all previous, understandings or agreements in regard to the subject matter hereof. This Agreement may not be released or modified in any manner, orally or otherwise, except by an instrument in writing signed by duly authorized representatives of the parties hereto.

     E.     This Agreement shall be governed by the laws of the State of New York. New York State or Federal Courts shall have exclusive jurisdiction and venue over any action or proceeding related to this Agreement.

     F.     Failure by LICENSOR at any time to enforce or require strict compliance with any provision of this Agreement shall not affect or impair that provision in any way or the rights of LICENSOR to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision.

     G.     If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision, or public policy, then all other conditions and provisions of this Agreement, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first written above.

MONOGRAM LICENSING, INC

By: /s/ Robert G. Copping

Title: Treasurer

GXS CORPORATION

By: /s/ Jean-Jacques Charhon

Title: Senior Vice President